Exhibit 99.1

Contact:	Kenneth R. Meyers, Executive Vice President – Finance – U.S. Cellular
(773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR REVISES RESTATEMENT RANGES;

PROVIDES SELECTED FOURTH QUARTER 2005 OPERATING DATA

CHICAGO – March 16, 2006 – United States Cellular Corporation [AMEX:USM] today announced revised restatement adjustments. The previous ranges were provided on Nov. 10, 2005 and discussed in a Feb. 27, 2006 press release.

On Nov. 10, 2005, U.S. Cellular announced that it would restate financial results for several prior periods resulting in a delay in issuing third quarter 2005 results. Based on current findings, U.S. Cellular is revising its previously disclosed ranges for the restatement. At the present time, the adjustments are expected to result in increased (decreased) net income and earnings per share as follows.

	Net Income As Previously Reported	As Previously Reported Range of Expected Adjustments Increase/(Decrease)	Updates to Previously Reported Range of Expected Adjustments Increase/(Decrease)
	($ in millions)
Second quarter ended June 30, 2005	$38	$(2) to 1	$(2) to 1
First quarter ended March 31, 2005	17	0 to 3	0 to 3
Third quarter ended September 30, 2004	21	2 to 6	5 to 9
Years ended:
December 31, 2004	109	(3) to 2	(3) to 2
December 31, 2003	43	(9) to (4)	(9) to (4)
December 31, 2002	(27)	(2) to 2	(10) to (6)
December 31, 2001	174	(2) to 2	(2) to 2
December 31, 2000	$193	$(3) to 1	$(3) to 1

	Diluted Earnings Per Share As Previously Reported	As Previously Reported Range of Expected Adjustments Increase/(Decrease)	Updates to Previously Reported Range of Expected Adjustments Increase/(Decrease)
Second quarter ended June 30, 2005	$0.43	$(0.02) to 0.01	$(0.02) to 0.01
First quarter ended March 31, 2005	0.19	0.00 to 0.03	0.00 to 0.03
Third quarter ended September 30, 2004	0.25	0.02 to 0.07	0.05 to 0.10
Years ended:
December 31, 2004	1.26	(0.03) to 0.02	(0.03) to 0.02
December 31, 2003	0.49	(0.10) to (0.05)	(0.10) to (0.05)
December 31, 2002	(0.31)	(0.02) to 0.02	(0.12) to (0.07)
December 31, 2001	1.99	(0.02) to 0.02	(0.02) to 0.02
December 31, 2000	$2.22	$(0.03) to 0.01	$(0.03) to 0.01

The significant change in the anticipated ranges for the year ended Dec. 31, 2002 is related primarily to adjustments made to deferred income tax balances. There can be no assurance that final results will not differ materially from these current expected ranges.

As previously announced, U.S. Cellular did not file its third quarter 2005 Form 10-Q on a timely basis because it is restating financial results for the first and second quarters of 2005, the years ended Dec. 31, 2002 – 2004, each of the quarters of 2003 and 2004, and certain related financial data for the years 2000 and 2001. It is necessary to complete the restatements on amended Forms 10-Q and 10-K before U.S. Cellular can file its Form 10-Q for the quarter ended Sept. 30, 2005.

Due to the lengthy restatement process, U.S. Cellular does not expect to file its Form 10-K for the year ended Dec. 31, 2005 and Form 10-Q for the quarter ending March 31, 2006 on a timely basis. U.S. Cellular plans to file the restatements, Form 10-Q for the quarter ended Sept. 30, 2005, Form 10-K for the year ended Dec. 31, 2005 and Form 10-Q for the quarter ending March 31, 2006 sequentially when each is complete. The last filings may not be made until late May or in June 2006.

Later today the company will be filing with the Securities and Exchange Commission (“SEC”) a Form 8-K and Form 12b-25, providing notification of the expected late filing of Form 10-K for the year ended Dec. 31, 2005.

On Nov. 15, 2005, U.S. Cellular received a notice from the staff of the AMEX indicating that it was not in compliance with listing standards, due to its failure to file quarterly reports on Form 10-Q for the quarter ended Sept. 30, 2005 on a timely basis. The failure by U.S. Cellular to file its Form 10-K for the year ended Dec. 31, 2005 and its Form 10-Q for the quarter ending March 31, 2006 on a timely basis will also result in non-compliance with the AMEX listing standards. The company will regain compliance with the AMEX listing standards when it has filed with the SEC its Form 10-Q for the quarter ended Sept. 30, 2005, Form 10-K for the year ended Dec. 31, 2005 and Form 10-Q for the quarter ending March 31, 2006. The AMEX granted U.S. Cellular an extension until June 30, 2006 to regain compliance with AMEX listing standards.

The restatements and failure to file quarterly reports resulted in defaults under revolving credit agreements between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of the companies and a counterparty. Waivers of such defaults have been extended through March 31, 2006. U.S. Cellular will request further extensions of waivers from the lenders and the counterparty under such agreements and such defaults would be waived provided that U.S. Cellular files its restatements and Form 10-Q for the quarter ended Sept. 30, 2005 by April 30, 2006, Form 10-K for the year ended Dec. 31, 2005 by May 31, 2006 and Form 10-Q for the quarter ended March 31, 2006 by June 30, 2006.

Fourth Quarter and Twelve Months Ended 2005

Below is a summary of the preliminary operating data and unaudited results of certain key components of the statement of operations for the fourth quarter and twelve months of 2005, and for the fourth quarter and twelve months of 2004, reflecting anticipated restatements. There can be no assurance that final results will not differ materially from these preliminary results.

	Range of Amounts Currently Anticipated to be Reported for Three months ended December 31		Range of Amounts Currently Anticipated to be Reported for Twelve months ended December 31
($ in millions)	2004	2005	2004	2005
	(as Restated)		(as Restated)
Operating Revenues	$675 to 725	$750 to 800	$2,750 to 2,850	$2,980 to 3,080
Operating Income	$20 to 60	$55 to 85	$160 to 200	$220 to 260

The increases in operating revenues are related primarily to increases in the number of wireless customers served in the respective periods. The increases in operating income are primarily due to higher operating revenues and higher operating margin (in the full year 2005) as a result of lower operating expenses as a percent of revenues and higher gains on sales and exchanges of assets including a gain of approximately $40 - $45 million on the exchange of properties with Alltel Corporation in the fourth quarter of 2005. Until the accounting review is complete, U.S. Cellular is unable to finalize its financial statements for the year ended December 31, 2005. There can be no assurance that final results will not differ materially from these preliminary results.

U.S. Cellular

Summary Operating Data

Quarter Ended	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Consolidated Markets:
All customers -
Customer units	5,482,000	5,303,000	5,227,000	5,127,000	4,945,000
Gross customer unit Activations	419,000	355,000	340,000	426,000	408,000
Net customer unit activations	125,000	76,000	94,000	182,000	150,000
Retail customers -
Customer units	4,927,000	4,765,000	4,688,000	4,601,000	4,478,000
Gross customer unit Activations	392,000	346,000	317,000	365,000	358,000
Net customer unit activations	130,000	77,000	81,000	123,000	105,000

Cell sites in service	5,428	5,149	5,034	4,899	4,856
Minutes of use (MOU) (1)	648	639	627	584	568
Postpay churn rate per month (2)	1.6%	1.5%	1.4%	1.5%	1.6%

(1)          Average monthly local minutes of use per customer (without roaming).

(2)          Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

About U.S. Cellular

As of Dec. 31, 2005, U.S. Cellular, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.5 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The final results of the restatements and results of operations for the periods ended Sept. 30, 2005 and Dec. 31, 2005; possible future restatements; possible material weaknesses in internal controls; the ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit the web site at:

USM: www.uscellular.com

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